Exhibit 21.1

SUBSIDIARIES OF THE REGISTRANT

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Black Box Corporation	Black Box Corporation	Delaware

BBox Holding Company	BBox Holding Company	Delaware

Atimco Network Services, Inc.	Black Box Network Services – Western Pennsylvania Operations	Pennsylvania

American Telephone Wiring Company	Black Box Network Services – West Virginia Operations	West Virginia

Midwest Communications Technologies, Inc.	Black Box Network Services	Ohio

Associated Network Solutions, Inc.	Black Box Network Services Black Box Network Services – Central Florida Black Box Network Services – Southeast Florida	Florida

Advanced Communications Corporation	Black Box Network Services – South Carolina	South Carolina

Cable Consultants, Incorporated	Black Box Network Services – Atlanta	Georgia

Todd Communications, Inc.	Black Box Network Services – North Carolina	North Carolina

Comm Line, Inc.	Black Box Network Services	Ohio

Koncepts Communications of L.I., Corp.	Black Box Network Services – Tristate Operations	New York

Communication Contractors, Inc.	Black Box Network Services – Chicago	Illinois

U.S. Premise Networking Services, Inc.	Black Box Network Services – MN	Minnesota

Black Box Network Services, Inc. – Government Solutions	Black Box Network Services, Inc. – Government Solutions	Tennessee

R & D Services, Inc.	Black Box Network Services Black Box Network Services – New England	Massachusetts

Delaney Telecom, Inc.	Black Box Network Services	Pennsylvania

K & A Communications, Inc.	Black Box Network Services	Missouri

Jet Line Communications, Inc.	Black Box Network Services – Dallas	Texas

FBS Communications, L.P.	Black Box Network Services – San Antonio	Texas

A.T.S., Inc.	Black Box Network Services – Huntington	West Virginia

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Advanced Network Technologies, Inc.	Black Box Network Services – California	California

Teldata Corporation	Black Box Network Services – Tennessee	Tennessee

ST Communications & Cabling, Incorporated	Black Box Network Services – Kansas City Black Box Network Services – Iowa	Missouri

Black Box Network and Electrical Services, Inc.	Black Box Network and Electrical Services, Inc. Allcom Electric	New York

Black Box Network Services Baltimore, Inc.	Black Box Network Services Baltimore, Inc. Black Box Network Services – Virginia Black Box Network Services – Kensington	Delaware

Datel Communications, Inc.	Black Box Network Services – Arizona	Arizona

Midwest Electronics and Communications, Inc.	Black Box Network Services – Denver Operations	Colorado

Michael Electric, Inc.	Black Box Network Services – New Jersey	New Jersey

Integrated Cabling Systems, Inc.	Black Box Network Services – Nebraska	Nebraska

DESIGNet, Inc.	Black Box Network Services – San Jose	California

Telefuture Communications Ltd.	Black Box Network Services – New Rochelle Office	New York

Black Box Corporation of Pennsylvania	Black Box Corporation of Pennsylvania	Delaware
Black Box Network Services

BB Technologies, Inc.	BB Technologies, Inc.	Delaware

Black Box Canada Corporation	Black Box Canada Corporation	Canada

Black Box Foreign Sales Corporation	Black Box Foreign Sales Corporation	U.S. Virgin Islands

Black Box France, S.A.S.	Black Box France, S.A.S.	France

Black Box Services Reseaux Ile De France SAS	Black Box Services Reseaux Ile De France SAS	France

Black Box Datacom B.V.	Black Box Datacom B.V.	Netherlands

Black Box Network Products NV	Black Box Network Products NV	Belgium

Black Box Network Design NV	Black Box Network Design NV	Belgium

Blue Box B.V.	Blue Box B.V.	Netherlands

Black Box Network Cabling NV	Black Box Network Cabling NV	Belgium

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Black Box Deutschland GmbH	Black Box Deutschland GmbH	Germany

Black Box Netzwerk Services Bayern GmbH	Black Box Netzwerk Services Bayern GmbH	Germany

Black Box Netzwerk Services Stuttgart GmbH	Black Box Netzwerk Services Stuttgart GmbH	Germany

Black Box Italia S.r.l.	Black Box Italia S.r.l.	Italy

Black Box Network Services Kabushiki Kaisha	Black Box Network Services Kabushiki Kaisha	Japan

Black Box Network Services Australia Pty Ltd.	Black Box Network Services Australia Pty Ltd.	Australia

Black Box Network Services New Zealand Limited	Black Box Network Services New Zealand Limited	New Zealand

Black Box do Brasil Industria e Comercio Ltda.	Black Box do Brasil Industria e Comercio Ltda.	Brazil

Black Box de Mexico, S.A. de C.V.	Black Box de Mexico, S.A. de C.V.	Mexico

Black Box P.R. Corp.	Black Box P.R. Corp.	Puerto Rico

Black Box Chile S.A.	Black Box Chile S.A.	Chile

Black Box comunicaciones SAU	Black Box comunicaciones SAU	Spain

Black Box GmbH	Black Box GmbH	Austria

Black Box A/S	Black Box A/S	Denmark

Black Box Network Services AG	Black Box Network Services AG	Switzerland

Black Box Holdings Australia Pty. Ltd.	Black Box Holdings Australia Pty. Ltd.	Australia

Black Box Network Services (UK) Ltd.	Black Box Network Services (UK) Ltd.	England

Black Box Network Services Reseaux Mediterranee SAS	Black Box Network Services Reseaux Mediterranee SAS	France

Black Box Network Services Gouda BV	Black Box Network Services Gouda BV	Netherlands

Black Box Networkservices Basel AG	Black Box Networkservices Basel AG	Switzerland

Black Box Network Services Puebla S.A. de C.V.	Black Box Network Services Puebla S.A. de C.V.	Mexico

JC Informatica Integral, S.A. de C.V.	JC Informatica Integral, S.A. de C.V.	Mexico

Consultoria en Redes, S.A. de C.V.	Consultoria en Redes, S.A. de C.V.	Mexico

State or Other
Jurisdiction of
Incorporation or
Legal Name	Doing Business As	Organization

Black Box Network Services AB	Black Box Network Services AB	Sweden

Black Box Network Services s.r.l.	Black Box Network Services s.r.l.	Italy

Lanetwork Sales Ltd.	Black Box Network Services – Kitchener Operations	Canada

Black Box Network Services Singapore Pte Ltd.	Black Box Network Services Singapore Pte Ltd.	Singapore

Black Box Network Services (Dublin) Ltd.	Black Box Network Services (Dublin) Ltd.	Ireland

Black Box Norge AS	Black Box Norge AS	Norway

Black Box Finland OY	Black Box Finland OY	Finland

Black Box AB	Black Box AB	Sweden

Norstan, Inc.	Black Box Network Services	Minnesota

Norstan Communications, Inc.	Black Box Network Services	Minnesota

Vibes Technologies, Inc.	Black Box Resale Services	Minnesota

Norstan International, Inc.	Norstan International, Inc.	Minnesota

Norstan Canada Inc.	Norstan Canada Inc.	Minnesota

Norstan Canada, Ltd.	Black Box Network Services	Canada

Norstan Financial Services, Inc.	Norstan Financial Services, Inc.	Minnesota

Telecommunication Systems Management, Inc.	Black Box Network Services	Virginia

GTC Technology Group, Inc.	Black Box Network Services	Florida

Technology Supply, Inc.	Black Box Network Services	Florida

Business Communications, Inc.	Black Box Network Services	Florida

BCI of Tampa, LLC	Black Box Network Services	Florida

Bainbridge Communications, Inc.	Black Box Network Services	Georgia

Networx, L.L.C.	Black Box Network Services	Florida

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